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                                                                 EXHIBIT 10.17.5

         THIRD AMENDMENT AND WAIVER AND CONSENT AGREEMENT - AMENDED AND
                      RESTATED LOAN AND SECURITY AGREEMENT


         This THIRD AMENDMENT AND WAIVER AND CONSENT AGREEMENT (this "THIRD AMENDMENT") is made as of this 2nd day of January, 2004 by and among


                           FLEET RETAIL FINANCE INC. (the "LENDER"), a Delaware
                  corporation with offices at 40 Broad Street, Boston, Massachusetts 02109,

                           and

                           BAKERS FOOTWEAR GROUP, INC., f/k/a Weiss and Neuman
                  Shoe Co. (the "BORROWER"), a Missouri corporation with its principal executive offices at 2815 Scott Avenue, Suite C, St. Louis, Missouri 63103,

in consideration of the mutual covenants contained herein and benefits to be derived herefrom,

                                   WITNESSETH:


         A. Reference is made to that certain Amended and Restated Loan and Security Agreement (as amended to date, the "LOAN Agreement") dated as of June 11, 2002 between the Borrower and the Lender.

         B. The Borrower and the holders (the "HOLDERS") of those certain Subordinated Convertible Debentures (the "2002 DEBENTURES") each dated April 4, 2002 and listed on Exhibit 4.8 to the Loan Agreement, entered into that certain Debenture Purchase Agreement, dated as of April 4, 2002 (the "PURCHASE AGREEMENT"), pursuant to which the Holders purchased the 2002 Debentures from the Borrower.

         C. In connection with the Purchase Agreement, the Borrower agreed, on the terms and conditions set forth herein, to register for resale under the Securities Act of 1933 (the "SECURITIES ACT"), shares of its voting common equity issuable to the Holders upon conversion of the 2002 Debentures, pursuant to that certain Registration Rights Agreement, dated April 4, 2002 (the "2002 REGISTRATION RIGHTS AGREEMENT").

         D. The Holders have agreed with the Borrower to exchange their 2002 Debentures for new subordinated convertible debentures (the "NEW DEBENTURES") in the form attached as EXHIBIT A hereto pursuant to that certain Convertible Debenture Exchange Agreement, dated as of even date herewith (the "EXCHANGE AGREEMENT") in the form attached as EXHIBIT B hereto.

         E. The Borrower has filed a registration statement on Form S-1 (No. 333-86322, as amended from time to time, the "EXISTING REGISTRATION STATEMENT") with the Securities


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                  and Exchange Commission under the Securities Act, which
                  Existing Registration Statement has not yet been declared effective by the SEC. The Borrower anticipates that the Existing Registration Statement will be declared effective and the IPO will be consummated on or before February 29, 2004.

         F. In connection with the Exchange Agreement, the Holders and Borrower agreed to amend and restate the 2002 Registration Rights Agreement in its entirety and to replace it, subject to certain conditions, with that certain Second Registration Rights Agreement dated as of the date hereof (the "SECOND REGISTRATION RIGHTS AGREEMENT") in the form attached as EXHIBIT C hereto.

         G. The Loan Agreement prohibits the Borrower from exchanging the 2002 Debentures for the New Debentures and the Borrower has requested that the Lender waive such prohibition.

         Accordingly, the Borrower and the Lender agree as follows:

         1. DEFINITIONS. Terms defined in the Recitals shall be incorporated herein as therein defined. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

         2. AMENDMENT TO LOAN AGREEMENT. The definitions "Change in Control" and "IPO" shall be deleted from Article I of the Loan Agreement and the following shall be substituted therefor:

                  "CHANGE IN CONTROL":  The occurrence of any of the following:

                  A.  Prior to the occurrence of the IPO:

                           (i) Any event such that Peter Edison and direct
                  family members of Peter Edison, including, trust entities created, for estate planning purposes, for the benefit of the foregoing individuals, cease to own and otherwise control fifty-one percent (51%) or more of the issued and outstanding capital stock of the Borrower having the right, under ordinary circumstances, to vote for the election of directors of the Borrower and/or such that Peter Edison shall be unable to control at all times the appointment of the sole director of the Borrower.

                           (ii) Any event such that Peter Edison shall cease,
                  for any reason, to be the sole director of the Borrower, except that it shall not be deemed a Change in Control hereunder if, in order to facilitate changes required for the IPO, any or all of Michele A. Bergerac, Andrew N. Baur, Timothy F. Finley, Harry E. Rich, Scott C. Schnuck, Bernard Edison and/or Julian Edison are made directors of the Borrower and Peter Edison is named chairman of the board of directors of the Borrower.

                  B.  On and after the occurrence of the IPO:


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                           (i) The purchase or other acquisition by any Person
                  or group of Persons (within the meaning of Rule 13d-3 or Rule 14d of the Securities Exchange Act of 1934, as amended) (excluding, for this purpose, the Borrower or its subsidiaries or any employee benefit plan of the Borrower or its subsidiaries) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of either the then-outstanding shares of the Borrower's common stock or the combined voting power of the Borrower's then-outstanding voting securities entitled to vote generally in the election of directors, exceeding (x) that of Peter Edison (provided that this does not occur because Peter Edison has reduced the number of shares or voting power owned by him by more than 20% from the date of the occurrence of the IPO), or (y) 50% of either the then-outstanding shares of common stock of the Borrower or the combined voting power of the Borrower's then-outstanding voting securities entitled to vote generally in the election of directors; or

                           (ii) A reorganization, merger, consolidation, sale of
                  all or substantially all of the assets of the Borrower, or similar transaction, in each case with respect to which Persons who were the stockholders of the Borrower immediately prior to such reorganization, merger or consolidation would not immediately thereafter own more than 50% of, respectively, the Borrower's common stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, consolidated or successor corporation's then-outstanding voting securities; or

                           (iii) Peter Edison shall cease, for any reason, to be
                  the chairman of the board of directors of the Borrower; or

                           (iv) During any period of two (2) consecutive years,
                  individuals who at the beginning of such period constituted the board of directors of the Borrower (together with any directors whose election or appointment by the board of directors of the Borrower or whose nomination for election by the shareholders of the Borrower was approved by vote of a majority of the directors then still in office who are either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Borrower then in office."

                  "IPO": The receipt by the Borrower of aggregate net cash proceeds of no less than $8,000,000.00 as a result of the issuance and sale of common stock of the Borrower as set forth in a Registration Statement on Form S-1 as filed with the Securities & Exchange Commission (Registration No. 333-86322), as such Registration Statement may be amended from time to time."

         3. WAIVER AND CONSENT. Subject to satisfaction of the conditions to effectiveness set forth in Section 6 below, the Lender hereby (a) waives the prohibition in the Loan Agreement regarding the exchange of the 2002 Debentures for the New Debentures and (b) consents to the issuance by the Borrower of the New Debentures, and the execution and delivery by the Borrower of the Exchange Agreement and Second Registration Rights Agreement and the performance by the


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Borrower of its obligations thereunder and under the 2002 Registration Rights
Agreement, as applicable.

         4. ADDITIONAL ACKNOWLEDGMENTS AND REPRESENTATIONS. As an inducement for the Lender to execute this Third Amendment, the Borrower hereby represents and warrants that as of the date hereof (i) no Suspension Event has occurred and is continuing; and (ii) none of the principal outstanding under any of the 2002 Debentures has matured or otherwise become due and payable.

         5. RATIFICATION OF LOAN DOCUMENTS; NO CLAIMS AGAINST LENDER. Except as provided herein, all terms and conditions of the Loan Agreement and of the other Loan Documents remain in full force and effect. Each of the Borrower and the Guarantor hereby ratifies, confirms, and re-affirms all and singular the terms and conditions, including execution and delivery, of the Loan Documents. There is no basis nor set of facts on which any amount (or any portion thereof) owed by the Borrower or the Guarantor to the Lender could be reduced, offset, waived, or forgiven, by rescission or otherwise; nor is there any claim, counterclaim, off set, or defense (or other right, remedy, or basis having a similar effect) available to the Borrower or to the Guarantor with regard to the respective Liabilities of the Borrower and the Guarantor to the Lender; nor is there any basis on which the terms and conditions of any of the respective Liabilities of the Borrower and of the Guarantor to the Lender could be claimed to be other than as stated on the written instruments which evidence such Liabilities. To the extent that the Borrower or the Guarantor has (or ever had) any such claims against the Lender, each hereby affirmatively WAIVES and RELEASES same.

         6. CONDITIONS TO EFFECTIVENESS. This Third Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Lender:

                  (a) This Third Amendment shall have been duly executed and delivered by the respective parties hereto, shall be in full force and effect and shall be in form and substance satisfactory to the Lender;

                  (b) All action on the part of the Borrower necessary for the valid execution, delivery and performance by the Borrower of this Third Amendment shall have been duly and effectively taken and evidence thereof satisfactory to the Lender shall have been provided to the Lender;

                  (c) The Borrower shall have paid to the Lender all fees and expenses then due and owing pursuant to the Loan Agreement;

                  (d) The Borrower shall have delivered to the Lender copies of each executed New Debenture, the Exchange Agreement and the Second Registration Rights Agreement;

                  (e) Each Holder shall have entered into an Amended and Restated Intercreditor and Subordination Agreement in the form attached as EXHIBIT D hereto; and


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                  (f)      The Borrower shall have provided such additional
         instruments and documents to the Lender as the Lender and Lender's counsel may have reasonably requested, each in form and substance satisfactory to the Lender.

         7.       MISCELLANEOUS.

                  (a) This Third Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

                  (b) This Third Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

                  (c) Any determination that any provision of this Third Amendment or any application hereof is invalid, illegal, or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provisions of this Third Amendment.

                  (d) The Borrower shall pay on demand all reasonable costs and expenses of the Lender, including, without limitation, reasonable attorneys' fees in connection with the preparation, negotiation, execution, and delivery of this Third Amendment.

                  (e) THIS THIRD AMENDMENT SHALL BE CONSTRUED, GOVERNED, AND ENFORCED PURSUANT TO THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL TAKE EFFECT AS SEALED INSTRUMENT.


                        [SPACE INTENTIONALLY LEFT BLANK]


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         IN WITNESS WHEREOF, the parties have hereunto caused this Third
Amendment to be executed and their seals to be hereto affixed as of the date first above written.


                                  BAKERS FOOTWEAR GROUP, INC.,
                                  F/K/A WEISS AND NEUMAN SHOE CO.


                                  By   /s/ Peter A. Edison
                                    --------------------------------------------
                                  Name  Peter A. Edison
                                      ------------------------------------------
                                  Title  Chairman & CEO
                                       -----------------------------------------



                                  FLEET RETAIL FINANCE INC.


                                  By  /s/ James J. Ward
                                    --------------------------------------------
                                  Name  James J. Ward
                                      ------------------------------------------
                                  Title  Managing Director
                                       -----------------------------------------




                                     /S-1/

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         The undersigned Guarantor hereby (i) consents to the terms and conditions of this Third Amendment and hereby joins in the acknowledgments and agreements set forth in this Third Amendment, all as of the date first above written, (ii) ratifies and confirms the warranties and representations set forth in the Guaranty, and acknowledges that pursuant to the terms of the Guaranty, the Guarantor previously guaranteed the payment of the Liabilities of the Borrower to the Lender to the extent set forth in such Guaranty, that this acknowledgment is being executed as a confirmation of the Guarantor's obligations to Lender under the Guaranty and that, subject to the limitations contained in the Guaranty, the Guarantor shall remain liable for all of the Liabilities, now existing or hereafter arising, whether or not any similar confirmation letter is executed in the future and (iii) acknowledges and agrees that he has no offsets, defenses, or counterclaims against the Lender with respect to his obligations under the Guaranty or otherwise, and to the extent that the Guarantor has any such offsets, defenses, or counterclaims, the Guarantor hereby WAIVES and RELEASES the same.


                                                /s/ Peter Edison
                                               -----------------------
                                               PETER EDISON

[All exhibits omitted. The Registrant undertakes to furnish a supplemental copy of such omitted exhibits to the Commission upon request.]